                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         MERISTAR HOTEL & RESORTS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                [MERISTAR LOGO]

                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20007

Dear Stockholder:

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of MeriStar Hotels & Resorts, Inc. (the "Company"), which will be held at the Hilton Arlington & Towers, 950 North Stafford Street, Arlington, Virginia 22208, on Thursday, May 18, 2000, at 11:00 a.m., Eastern Time. All holders of the Company's outstanding common stock, par value $.01 per share, as of the close of business on April 11, 2000, are entitled to vote at the Annual Meeting.

  Enclosed for your information are copies of the Company's Proxy Statement and Annual Report to Stockholders. We believe that you will find these materials informative.

  We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Annual Meeting. Failure to vote will result in your shares not being counted for quorum purposes; however, if a quorum is present, your failure to vote will have no effect. If a proxy card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes and, if a quorum is present, an abstention will have the effect of a vote against the matter.


                                          /s/ Paul W. Whetsell

                                          Paul W. Whetsell
                                          Chief Executive Officer and
                                          Chairman of the Board

                                       1
                                [MERISTAR LOGO]

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

                               ----------------

To the Stockholders of MERISTAR HOTELS & RESORTS, INC.:

  Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of MeriStar Hotels & Resorts, Inc. (the "Company") will be held at the Hilton Arlington & Towers, 950 North Stafford Street, Arlington, Virginia 22208, on Thursday, May 18, 2000 at 11:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

  1. To reelect six members of the Board of Directors; three of the reelected members to serve for a two-year term expiring on the date of the Annual Meeting in 2002 and until their successors have been duly elected and qualified and three of the reelected members to serve for a three-year term expiring on the date of the Annual Meeting in 2003 and until their successors have been duly elected and qualified;

  2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

  3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

  The Board of Directors has fixed the close of business on April 11, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, it is requested that you promptly fill in, sign and return the enclosed Proxy Card. Failure to vote will result in your shares not being counted for quorum purposes; however, if a quorum is present, your failure to vote will have no effect. If a proxy card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes and, if a quorum is present, an abstention will have the effect of a vote against the matter.

                                          By Order of the Board of Directors

                                          /s/ Christopher L. Bennett

                                          Christopher L. Bennett
                                          Secretary

April 12, 2000

                                [MERISTAR LOGO]

                          1010 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20007

                               ----------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                            THURSDAY, MAY 18, 2000

                               ----------------

                                 INTRODUCTION

  The Board of Directors (the "Board of Directors") of MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Company"), is soliciting proxies from holders of the Company's common stock, par value $.01 per share (the "Common Stock"), to be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hilton Arlington & Towers, 950 North Stafford Street, Arlington, Virginia 22203, on Thursday, May 18, 2000 at 11:00 a.m., Eastern Time, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 18, 2000.

Solicitation and Revocability of Proxies

  The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Any stockholder giving a proxy for the meeting has the power to revoke it any time prior to its use by (i) granting a subsequently dated proxy, (ii) attending the Annual Meeting and voting in person, or (iii) otherwise giving notice in person or in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast. With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the calculation of votes and will have no effect. The affirmative vote of a majority of the shares present in person or by proxy is required for each of the proposals. If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect.

Outstanding Shares and Voting Rights

  Only holders of record of Common Stock at the close of business on April 11, 2000 shall be entitled to vote at the Annual Meeting. At the close of business on April 12, 2000, the Company had 31,729,335 shares of Common Stock outstanding. Each outstanding share of Common Stock receives one vote with respect to matters to be voted on at the Annual Meeting.

                                PROPOSAL NO. 1

                       MANAGEMENT--ELECTION OF DIRECTORS

  Properly executed proxies will be voted as marked and, if not marked, will be voted in favor of the reelection of the six persons named below as members of the Board of Directors; three of the reelected members to serve for a two-year term expiring on the date of the Annual Meeting in 2002 and until their successors have been duly elected and qualified and three of the reelected members to serve for a three- year term expiring on the date of the Annual Meeting in 2003 and until their successors have been duly elected and qualified. The Board of Directors has no reason to believe that any nominee will be unable to serve if reelected. In the event any nominee shall become unavailable to stand for reelection, the proxies named in the accompanying proxy may vote for the election of a substitute nominee designated by the Board of Directors. Certain information concerning such nominees is set forth below.

  The Board of Directors is divided into three classes of directors. The terms for the Directors of Class I expire in 2001, the terms for Directors in Class II expire in 2002 and the terms for Directors in Class III expire in 2003. Beginning with the Annual Meeting in 2001, all Directors will be elected for three-year terms.

  The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees identified below. Proxies solicited by the Board of Directors will be so voted except where authority has been withheld. Proxies cannot be voted for more people than the number of nominees named below.

                                                               HAS
                                                              SERVED
                                                               AS A
                                                             DIRECTOR
                                                              OF THE
                                                             COMPANY
                                                              SINCE
    NAME, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE                AGE CLASS
    --------------------------------------------------       -------- --- -----
S. KIRK KINSELL                                                1998    45   II
S. Kirk Kinsell has been a director of the Company since
August 1998. Mr. Kinsell is currently President and CEO of
Micell Technologies in Raleigh, North Carolina. Mr. Kinsell
was the President and Chief Operating Officer of Apple
South, Inc. from 1997 until November 1998. Prior to Joining
Apple South, Mr. Kinsell served as President of the
Franchise Division of ITT Sheraton and its Four Point
Hotels from 1995 to 1997. Immediately prior to Joining ITT
Sheraton, Mr. Kinsell worked in various positions with
Holiday Inn Worldwide, from 1988 to 1995, culminating with
senior vice president in its Franchise division.
DAVID E. MCCASLIN                                              1998    42   II
David E. McCaslin has been a director and President of the
Company since August 1998. Mr. McCaslin has served as Chief
Operating Officer of CapStar from 1994 until August 1998.
Mr. McCaslin Joined CapStar in 1987 as a General Manager
and was named Vice President of Operations in 1988. From
1985 to 1987, Mr. McCaslin served as a General Manager for
Lincoln Hotels.
JAMES B. MCCURRY                                               1998    51   II
James B. McCurry has been a director of the Company since
August 1998. Since July 1997, Mr. McCurry has been a
Partner at Bain & Company, an international management
Consulting firm specializing in corporate strategy. Mr.
McCurry served from December 1994 through December 1996 as
Chief Executive Officer of NeoStar Retail Group, Inc.
("NeoStar"), a specialty retailer of consumer software.
NeoStar filed a voluntary petition under Chapter 11 of the
U.S. Bankruptcy Code in September 1996. From April 1983 to
December 1994, Mr. McCurry was the Chairman of Babbage's
Inc., a consumer software retailer, which merged with
Software Etc. Stores, Inc. in December of 1994 to form
NeoStar.
KENT R. HANCE                                                  1998    57  III
Kent R. Hance has been a director of the Company since
August 1998. Since 1994, Mr. Hance has been a law partner
in the firm Hance, Scarborough & Wright, L.L.P., Austin,
Texas, and from 1991 to 1994, he was a law partner in the
firm of Hance and Gamble. From 1985 to 1987, he was a law
partner with Boyd, Viegal and Hance. Mr. Hance also served
as a member of the Texas Railroad Commission from 1987
until 1991 and as its Chairman from 1989 until 1990. From
1979 to 1985, he served as a member of the United States
Congress. In addition, Mr. Hance served as a State Senator
in the State of Texas from 1975 to 1979 and was a professor
of business law at Texas Tech University from 1969 to 1973.

                                                               HAS
                                                              SERVED
                                                               AS A
                                                             DIRECTOR
                                                              OF THE
                                                             COMPANY
                                                              SINCE
    NAME, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE                AGE CLASS
    --------------------------------------------------       -------- --- -----
PAUL W. WHETSELL                                               1998    49  III
Paul W. Whetsell has been Chairman of the Board of
Directors and Chief Executive Officer of the Company since
August 1998. Mr. Whetsell has also been Chairman of the
Board of Directors and Chief Executive Officer of MeriStar
Hospitality Corporation since August 1998. Prior to August
1998, Mr. Whetsell had been Chairman of the Board of
Directors of CapStar Hotel Company since 1996 and had
served as President and Chief Executive Officer of CapStar
Hotel Company since its founding in 1987. Mr. Whetsell is
also a Director of American Skiing Company and STS Hotel
Net, LLC.
JAMES R. WORMS                                                 1998    54  III
James R. Worms has been a director of the Company since
August 1998. Mr. Worms has served since August 1995 as a
Managing Director of William E. Simon & Sons L.L.C., a
private investment firm and merchant bank, and President of
William E. Simon & Sons Realty, through which the firm
conducts its real estate activities. Prior to joining
William E. Simon & Sons, Mr. Worms was employed in various
capacities since March 1987 by Salomon Brothers Inc, an
international investment banking firm, Culminating with
Managing Director. Mr. Worms is also a Director of MeriStar
Hospitality Corporation.

Directors Whose Terms Do Not Expire at the 2000 Annual Meeting

  The following directors' terms do not expire in 2000 and therefore do not stand for reelection at this Annual Meeting:

                                                               HAS
                                                              SERVED
                                                               AS A
                                                             DIRECTOR
                                                              OF THE
                                                             COMPANY
                                                              SINCE
    NAME, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE                AGE CLASS
    --------------------------------------------------       -------- --- -----
STEVEN D. JORNS                                                1998    51    I
Steven D. Jorns has been Vice Chairman of the Board of
Directors since August 1998 and his current term expires at
the Annual Meeting in 2001. Mr. Jorns was also Chief
Operating Officer of the Company from August 1998 until
January 1999. Mr. Jorns has also been Vice Chairman of the
Board of Directors of MeriStar Hospitality Corporation
since August 1998. From April 1996 to August 1998, Mr.
Jorns was the Chairman of the Board of Directors, Chief
Executive Officer and President of American General
Hospitality Corporation. Mr. Jorns was also the founder of
American General Hospitality, Inc. ("AGHI") and had served
since its formation in 1981 until August 1998 as its
Chairman of the Board of Directors, Chief Executive Officer
and President.

                                                               HAS
                                                              SERVED
                                                               AS A
                                                             DIRECTOR
                                                              OF THE
                                                             COMPANY
                                                              SINCE
    NAME, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE                AGE CLASS
    --------------------------------------------------       -------- --- -----
DANIEL L. DOCTOROFF                                            1998    41    I
Daniel L. Doctoroff has been a director of the Company
since August 1998 and his current term expires at the
Annual Meeting in 2001. Mr. Doctoroff is a Managing Partner
of Oak Hill Capital Management, Inc., the management
company for Oak Hill Capital Partners, L.P., a private
investment partnership. Mr. Doctoroff has been Managing
Director of Oak Hill Partners, Inc., the investment advisor
to several private investment funds, and its predecessor
since August 1987; Vice President and Director of Acadia
Partners MGP, Inc. since March 1992; Vice President of
Keystone, Inc. since March 1992; and a Managing Partner of
Insurance Partners Advisors, L.P. since February 1994. Mr.
Doctoroff is also a Director of MeriStar Hospitality
Corporation, Bell & Howell Company and William Scotsman,
Inc.

             MANAGEMENT--THE BOARD OF DIRECTORS AND ITS COMMITTEES

  All of the members of the Board of Directors were selected in connection with the spin-off of the Company from CapStar Hotel Company ("CapStar") on August 3, 1998 (the "Spin-off") which occurred in conjunction with and immediately prior to the merger of CapStar and American General Hospitality Corporation ("AGH") which created MeriStar Hospitality Corporation. CapStar transferred or caused to be transferred certain assets and liabilities constituting the hotel management and leasing business operated by CapStar and its subsidiaries to the Company. Immediately following the Spin-off, the Company acquired 100% of the partnership interests in the third party lessee of most of the hotels owned by of AGH and substantially all of the assets and certain liabilities of the third-party manager of most of the hotels owned by AGH pursuant to an Acquisition Agreement, dated as of March 15, 1998. As a result of these transactions, the Company became the lessee and manager of more than 90% of hotels owned by MeriStar Hospitality Corporation.

  Between January 1, 1999 and December 31, 1999, the full Board of Directors met four times. Each director attended all meetings of the Board of Directors held while he was a director except for Messrs. McCarthy and McCurry who each attended three meetings.

Board of Directors Committees

  The Board of Directors of the Company has five committees: an Audit Committee, a Compensation Committee, an Investment Committee, a Leasing Committee and a REIT Modernization Committee.

  The Audit Committee consists of two directors who are not employees of the Company ("Independent Directors"). The Audit Committee is responsible for making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee met three times in 1999. The current members of the Audit Committee are Messrs. McCurry and Kinsell.

  The Compensation Committee consists of two Independent Directors. The Compensation Committee is responsible for the determination of compensation of the Company's executive officers and the administration of the Company's employee incentive plans. The Compensation Committee met two times in 1999. The current members of the Compensation Committee are Messrs. McCurry and Hance.

  The Investment Committee of the Company consists of the Chairman of the Board and three other directors of the Company. The Company's Investment Committee is responsible for the review and approval of investments proposed by the Company. The Investment Committee met twelve times in 1999. The current members of the Investment Committee are Messrs. Whetsell, Jorns, Doctoroff and Worms.

  The Leasing Committee consists of the Chairman of the Board and two Independent Directors. The Leasing Committee is responsible for the review and approval of leases to be entered into between the Company and third party real property owners including MeriStar Hospitality Corporation and Winston Hotels, Inc. The Leasing Committee met two times in 1999. The current members of the Leasing Committee are Messrs. Whetsell, McCurry and Hance.

  The REIT Modernization Act Committee consists of two Independent Directors. The REIT Modernization Act Committee is responsible for reviewing and making recommendations with respect to the REIT Modernization Act, which will take effect on January 1, 2001, and will allow MeriStar Hospitality and other REIT lessors to hold the leases to their properties within a taxable subsidiary. The Committee was created in December 1999. The current members of the REIT Modernization Act are Messrs. McCurry and Hance.

  The entire Board of Directors of the Company acts as the nominating committee for directors of the Company and considers nominations by stockholders for directors. The Board of Directors would be pleased to receive suggestions from stockholders about persons it should consider as possible members of the Board of Directors. Any such suggestion should be mailed to the Secretary of the Company between 60 and 90 days before the Annual Meeting of Stockholders in 2001.

Compensation of Directors

  Independent Directors of the Company will be paid an annual fee of $20,000. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board; $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

  Pursuant to the Company's Non-Employee Directors' Incentive Plan (the "Directors' Plan"), each director, who is not an officer or employee of the Company or its subsidiaries (each an "Independent Director"), was awarded an option to purchase 7,500 shares of Common Stock upon initial commencement of service after the Spin-off, whether by appointment or election. Thereafter, each Independent Director will be granted an option to purchase 5,000 shares of Common Stock on the first business day following the Company's annual meeting of stockholders. The exercise price of option grants will be 100% of the fair market value of the Common Stock on the date of grant, and options will vest in three annual installments. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock or a combination thereof. Options granted under the Directors' Plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options which have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon a change in control of the Company.

                      MANAGEMENT--THE EXECUTIVE OFFICERS

  The names of the executive officers of the Company as of the date of this Proxy Statement other than Messrs. Whetsell and McCaslin, who are also members of the Board of Directors, their positions and offices, business experience, terms of office and ages are as follows:

                                                                     HAS
                                                                  SERVED AS
                                                                     AN
                                                                  EXECUTIVE
                                                                   OFFICER
     NAMES, POSITIONS AND OFFICES, AND BUSINESS EXPERIENCE          SINCE   AGE
     ------------------------------------------------------       --------- ---
JAMES A. CALDER                                                     1998     37
James A. Calder has served as Chief Financial Officer of the
Company since August 1998. From September 1997 until August
1998, Mr. Calder served as Senior Vice President of Finance of
CapStar. From May 1995 to September 1997, he served as Senior
Vice President and Corporate Controller of ICF Kaiser
International, Inc. Prior to that, from July 1984 to May 1995, he worked for Deloitte & Touche LLP in various capacities,
culminating with Audit Senior Manager for the real estate
industry. He is a Certified Public Accountant.
JOHN E. PLUNKET                                                     1998     43
John E. Plunket has served as Executive Vice President, Finance and Development of the Company since August 1998. From November
1993 until August 1998, Mr. Plunket was Executive Vice
President, Finance and Development of CapStar. From September
1991 to October 1993, Mr. Plunket served as Vice President and
Principal Broker for CIG International, an investment and hotel asset management company. From February 1988 to August 1991, Mr.
Plunket served as Managing Director of Cassidy & Pinkard Inc., a
Commercial real estate services company. From 1985 to 1987, Mr.
Plunket served as Senior Vice President for Oxford Development
Corporation.

Executive Compensation

  The following table sets forth all compensation paid by the Company during 1999 with respect to the Chief Executive Officer and the four most highly compensated executive officers (the "Named Executive Officers").

                                                                    LONG-TERM
                                   ANNUAL COMPENSATION            COMPENSATION
                              ------------------------------  ------------------------
                                                              RESTRICTED    SECURITIES
        NAME AND                                OTHER ANNUAL    STOCK       UNDERLYING  ALL OTHER
   PRINCIPAL POSITION    YEAR  SALARY   BONUS   COMPENSATION    AWARDS       OPTIONS   COMPENSATION
   ------------------    ---- -------- -------- ------------  ----------    ---------- ------------
Paul W. Whetsell........ 1999 $190,000 $163,500        --         --         125,000          --
Chief Executive Officer  1998   82,480   63,540     2,312         --            --            --
 and Chairman of the
 Board
David E. McCaslin....... 1999  300,000  219,000     2,813         --(1)(2)   100,000     287,850(1)(2)
 President               1998  127,313  100,200        --         --          87,500          --
James A. Calder......... 1999  200,000  128,000        --         --(1)(2)    75,000     143,925(1)(2)
 Chief Financial Officer 1998   83,333   57,000        --         --          47,500          --
John E. Plunket......... 1999  250,000   38,000        --         --(1)(2)    75,000     143,925(1)(2)
 Executive Vice          1998   83,500   46,170        --         --          10,000          --
  President, Finance and
  Development
Robert Karch............ 1999  146,161       --   370,000(3)      --              --          --
 Executive Vice          1998   71,500   57,006        --         --              --          --
  President, Operations-
  Hotel Division

--------
(1) On February 4, 1999, the Compensation Committee approved the grant by MeriStar Hospitality Corporation to (i) Mr. McCaslin of options to purchase 150,000 shares of MeriStar Hospitality Corporation at $19.19 per share, which vest over three years, and 15,000 restricted shares of MeriStar Hospitality Corporation, which vests over five years, pursuant to the MeriStar Hospitality Corporation Incentive Plan and (ii) Mr. Calder and Mr. Plunket of options to purchase 75,000 shares of MeriStar Hospitality Corporation at $19.19 per share, which vest over three years, and 7,500 restricted shares of MeriStar Hospitality Corporation, which vests over five years, pursuant to the MeriStar Hospitality Corporation Incentive Plan.
(2) In December 1999, the Compensation Committee approved the grant by MeriStar Hospitality Corporation of MeriStar Hospitality Corporation common stock and other equity compensation to Messrs. McCaslin, Calder and Plunket (the "Restricted Equity Award"). The Restricted Equity Award is satisfied by issuing a combination of MeriStar Hospitality Corporation common stock, which is subject to a three-year vesting period beginning March 31, 2000 (the "Restricted Stock"), and a new class of partnership units in the subsidiary operating partnership of MeriStar Hospitality Corporation, which is subject to the satisfaction of certain performance criteria ("POPs"). The stock portion of the Restricted Equity Award is valued based on the closing price per share of the common stock on the date of grant. Pursuant to the Restricted Equity Award, Mr. McCaslin received options to purchase 50,000 shares of MeriStar Hospitality Corporation at $14.88 per share and 125,000 shares of common stock and other equity compensation granted as follows (i) 62,500 shares of Restricted Stock on March 31, 2000, and (ii) 62,500 POPs on March 29, 2000. Pursuant to the Restricted Equity Award, Mr. Calder received options to purchase 25,000 shares of MeriStar Hospitality Corporation at $14.88 per share and 62,500 shares of common stock and other equity compensation granted as follows (i) 31,250 shares of Restricted Stock on March 31, 2000, and (ii) 31,250 POPs on March 29, 2000. Pursuant to the Restricted Equity Award, Mr. Plunket received options to purchase 25,000 shares of MeriStar Hospitality Corporation at $14.88 per share and 25,000 shares of common stock and other equity compensation granted as follows (i) 12,500 shares of Restricted Stock on March 31, 2000, and (ii) 12,500 POPs on March 29, 2000.
(3) Mr. Karch terminated his employment with the Company on July 23, 1999 and received a severance payment of $370,000.

Stock Option Grants

  The following table sets forth certain information with respect to the options in the Company granted to the Named Executive Officers during 1999.

                              OPTION GRANTS IN FISCAL YEAR 1999
                         -------------------------------------------
                                                                      POTENTIAL VALUE
                                                                        AT ASSUMED
                                     % OF TOTAL                       ANNUAL RATES OF
                         NUMBER OF    OPTIONS                           STOCK PRICE
                         SECURITIES   GRANTED                         APPRECIATE FOR
                         UNDERLYING TO EMPLOYEES EXERCISE             OPTION TERM(2)
                          OPTIONS   1999 FISCAL  OR BASE  EXPIRATION -----------------
                          GRANTED       YEAR      PRICE      DATE       5%      10%
          NAME           ---------- ------------ -------- ---------- -------- --------
Paul W. Whetsell........  125,000       11.1      $3.06    12/14/09  $240,552 $609,606
David E. McCaslin.......  100,000        8.9       3.06    12/14/09   192,442  487,685
James A. Calder.........   75,000        6.7       3.06    12/14/09   144,331  365,764
John E. Plunket.........   75,000        6.7       3.06    12/14/09   144,331  365,764
Robert Karch............      --         --         --        --          --       --

--------
(1) All of these options vest in equal installments over three years.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "options spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                              COMPENSATION PLANS

THE EMPLOYEE INCENTIVE PLAN

  The purpose of the MeriStar Hotels & Resorts, Inc. Incentive Plan (the "Incentive Plan") is to (i) attract and retain employees, directors and other service providers with ability and initiative, (ii) provide incentives to those deemed important to the success of the Company and related entities, and
(iii) align the interests of these individuals with the interests of the Company and its stockholders through opportunities for increased stock ownership.

Administration

  The Incentive Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to administer the Incentive Plan. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

Eligibility

  Each employee of the Company or of an affiliate of the Company or any other person whose efforts contribute to the Company's performance, excluding an employee who is a member of the Board of Directors, is eligible to participate in the Incentive Plan ("Participants"). The Administrator may, from time to time, grant stock options, stock awards, incentive awards, or performance shares to Participants.

Options

  Options granted under the Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash, with a cash equivalent, with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100% for existing employees (85% in connection with the hiring of new employees) of the shares' fair market value on the date of grant; provided, however, no more than 10% of the shares under the Incentive Plan will be granted at less than 100% of fair market value. The exercise price of an ISO may not be less than 100% of the shares' fair market value on the date of grant (110% of the fair market value in the case of an ISO granted to a 10% stockholder of the Company). Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator but the maximum term of an option is ten years in the case of an ISO or five years in the case of an ISO granted to a 10% stockholder.

  ISOs may only be granted to employees; however, no employee may be granted ISOs (under the Incentive Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 750,000 shares of Common Stock.

Stock Awards

  Participants also may be awarded shares of Common Stock pursuant to a stock award. A Participant's rights in a stock award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. A stock award, no portion of which is immediately vested and nonforfeitable, will be restricted, in whole or in part, for a period of at least three years; provided, however, that the period will be at least one year in the case of a stock award that is subject to objectives based on one or more of the foregoing performance criteria. The maximum number of stock awards that may be granted to an individual in any calendar year cannot exceed 50,000 shares of Common Stock and no more than 30% of the shares available under the Incentive Plan may be issued in the form of Stock Awards.

Incentive Awards

  Incentive awards also may be granted under the Incentive Plan. An incentive award is an opportunity to earn a bonus, payable in cash, upon attainment of stated performance objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. The period in which performance will be measured will be at least one year. No Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 100% of the Participant's base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

Performance Share Awards

  The Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company's, a subsidiary's, or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. No Participant may be granted performance shares for more than 12,500 shares of Common Stock in any calendar year.

Transferability

  Awards granted under the Incentive Plan are generally nontransferable. The Compensation Committee may, however, grant awards other than ISOs, which are transferable to Permitted Family Members.

Share Authorization

  In no event may the total number of shares of Common Stock covered by outstanding ISOs granted under the Incentive Plan, plus the number of shares of Common Stock issued pursuant to the exercise of ISOs, whenever granted under the Incentive Plan, exceed fifteen (15%) percent of the number of shares of Common Stock. All awards made under the Incentive Plan will be evidenced by written agreements between the Company and the Participant. The share limitation and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. As of April 11, 2000, the closing price of a share of Common Stock on the New York Stock Exchange was $2.875.

Termination and Amendment

  No option or stock award may be granted and no performance shares may be awarded under the Incentive Plan more than ten years after the earlier of the date that the Incentive Plan is adopted by the Board of Directors or the date that it is approved by the Company's stockholders. The Board of Directors may amend or terminate the Incentive Plan at any time, but, except as set forth in the immediately preceding paragraph, an amendment will not become effective without stockholder approval if the amendment materially (i) increases the number of shares of Common Stock that may be issued under the Incentive Plan (other than an adjustment as described above), (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the Incentive Plan.

THE DIRECTORS' INCENTIVE PLAN

  The purpose of the MeriStar Hotels & Resorts, Inc. Non-employee Directors' Incentive Plan (the "Directors' Plan") is to attract and retain experienced and knowledgeable persons to serve as outside directors to the Company.

Share Authorization

  A maximum of 125,000 shares of Common Stock may be issued under the Directors' Plan. The share limitation and terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

Eligibility

  The Directors' Plan provides for the grant of options to purchase Common Stock to each director who is not an officer or employee of the Company or its subsidiaries (each an "Independent Director").

Independent Director Compensation

  Independent Directors of the Company will be paid an annual fee of $20,000. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board of Directors; $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

Options

  Pursuant to the Directors' Plan, each Independent Director is awarded an option to purchase 7,500 shares of Common stock upon initial commencement of service as a director, whether by appointment or election. Thereafter, each Independent Director is granted an option (a "Stock Option") to purchase 5,000 shares of

Common Stock on the first business day following each annual meeting of stockholders. The exercise price of option grants will be 100% of the fair market value of the Common Stock on the date of grant, and options will vest in three annual installments commencing one year after the date of grant. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock or a combination thereof. Options granted under the Directors' Plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options that have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon a change in control of the Company.

MeriStar Common Stock in Lieu of Fees

  Independent Directors may elect to receive all or a portion of their annual retainer in shares of Common Stock rather than cash. Unless an Independent Director elects otherwise, fees paid in stock will be paid at the same time as fees paid in cash.

Amendment and Termination

  The Directors' Plan provides that the Board of Directors may amend or terminate the Directors' Plan at any time. An amendment will not become effective without stockholder approval if the amendment (i) materially increases the number of shares that may be issued under the Directors' Plan or
(ii) stockholder approval would be required for compliance with stock exchange rules. No option may be granted under the Directors' Plan after December 31, 2008.

STOCK PURCHASE PLAN

  Each employee of the Company customarily employed at least 20 hours or more per week by the Company or an affiliate (as defined in the Company's stock purchase plan (the "Stock Purchase Plan")), other than an employee who owns beneficially 5% or more of the outstanding Common Stock, is eligible to participate in the Stock Purchase Plan. Under the Stock Purchase Plan, participating employees may elect to authorize the Company to withhold a minimum of $200 per quarter and a maximum of 8% or $25,000 (whichever is less) of the participating employee's base pay, which amounts will be used to purchase Common Stock from the Company on a monthly basis. The purchase price of Common Stock will equal a designated percentage from 85% to 100% of the closing sales price for Common Stock as reported on the Composite Transactions Tape of the NYSE (except as described below) on the first trading day of the month or on the last trading day of the month, whichever is less. The designated percentage will be established annually by the Compensation Committee which is responsible for the administration of the Stock Purchase Plan.

  Common Stock purchased under the Stock Purchase Plan is held in custodial accounts until sold or distributed at the participant's request. The custodian may charge a fee for the execution of any such sale or for the delivery of share certificates. The participant may not elect to purchase stock under the Stock Purchase Plan for three months after a withdrawal or sale of Common Stock under the Stock Purchase Plan. Shares purchased under the Stock Purchase Plan may not be sold for six months after their purchase. Any cash dividends paid on Common Stock held in a participant's account will be reinvested in additional Common Stock (at 100% of fair market value). Non-cash distributions on Common Stock held in a participant's account will be distributed to the participant.

  The Company has reserved 1,500,000 shares of Common Stock for issuance under the Stock Purchase Plan. Such shares may be from authorized and unissued shares, treasury shares or a combination thereof. The Stock Purchase Plan will remain in effect until terminated by the Board, or until all shares authorized for issuance thereunder have been issued. The Stock Purchase Plan may be amended from time to time by the Board. No amendment will increase the aggregate number of shares of Common Stock that may be issued and sold under the Stock Purchase Plan (except for authorizations pursuant to the anti-dilution provisions of the Stock Purchase Plan) without further approval by the Company's shareholders.

                             EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Paul W. Whetsell, David E. McCaslin, James A. Calder and John E. Plunket dated as of August 3,1998. With respect to Mr. Whetsell, the agreement is for an initial term of five years with automatic renewals on a year-to-year basis thereafter unless terminated in accordance with its terms. The other employment agreements are for an initial term of three years, with automatic renewals on a year-to-year basis thereafter, unless terminated in accordance with their respective terms. Certain material terms of these agreements are as follows:

Base Salary

  Mr. Whetsell receives a base salary of $190,000 per year (Mr. Whetsell will receive a base salary of $285,000 per year as an employee of MeriStar Hospitality Corporation). Mr. McCaslin receives a base salary of $300,000 per year, Mr. Calder receives a base salary of $200,000 per year and Mr. Plunket receives a base salary of $250,000 per year.

Annual Incentive Bonus

  Each executive is eligible to receive an annual incentive bonus at the following targeted amounts of base salary:

                                                                         MAXIMUM
                                                        THRESHOLD         BONUS
                                                         TARGET   TARGET AMOUNT
                                                        --------- ------ -------
   Paul W. Whetsell....................................     25%    125%    150%
   David E. McCaslin...................................     25%    100%    125%
   James A. Calder.....................................     25%     85%    100%
   John E. Plunket.....................................     (1)     (1)     (1)

--------
(1) Mr. Plunket receives a bonus based on the Company's performance and the growth of the Company's timeshare division.

  The amount of the annual bonus is based on the achievement of predefined operating or performance goals and other criteria to be established by the Compensation Committee of the Board of Directors.

Long-Term Incentives

  Each executive is eligible to participate in the Incentive Plan. Awards are made in the discretion of the Compensation Committee.

Certain Severance Benefits

  If, at any time during the term of their respective employment agreements or any automatic renewal period, the employment of Messrs. Whetsell, McCaslin, Calder or Plunket is terminated, he shall be entitled to receive the benefits described below.

  Termination by the Company Without Cause or by the Executive with Good Reason. In the case of Mr. Whetsell, if he is terminated without cause or voluntarily terminates with "good reason," he is entitled to a lump sum payment equal to the product of (x) the sum of (A) his total then annual base salary and (B) the amount of his bonus for the preceding year, or if the term of the employment agreement is terminated in its initial year his target bonus for such year multiplied by (y) the greater of (A) two (2) and (B) a fraction, the numerator of which is the number of days remaining in the Term of the employment agreements, without further extension, and the denominator of which is 365. In addition, all of the executive's options and restricted stock will immediately vest and become exercisable for a period of one year thereafter and shares of restricted stock previously granted to the executive will become free from all contractual restrictions, effective as of the termination date. In addition, the Company will continue in effect certain benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two years or the remaining term of the employment agreement, without further extension. The other executives will receive (i) a lump sum payment equal to one times their then annual base salary, (ii) the amount of their bonus for the preceding year, and
(iii) immediate vesting and exercisability of all unvested stock options and restricted stock awards and (iv) the continuance of certain benefits under their employment agreements, but only until the earlier of (x) one year from the end of the term of their respective employment agreements or (y) the date on which the executive obtains health insurance coverage from a subsequent employer.

  Termination Due to Death or Disability. Upon termination due to death or disability, the executive or his estate will receive a lump sum payment equal to the executive's base salary, plus the pro rata portion of his bonus for the fiscal year in question, in addition to payment for one year of any other compensation due the executive pursuant to his employment contract. Any unvested portion of such executive's stock options and restricted stock will vest immediately and become exercisable for one year thereafter, and shares of restricted stock previously granted shall become free from all contractual restrictions.

  Voluntary Termination or Termination for Cause. Upon voluntary termination or termination for "cause" by the Company, the executive will receive any accrued and unpaid base salary through the termination date. Any unvested options will terminate immediately, and any vested options held by the executive will expire ninety (90) days after the termination date.

  Termination Following a Change in Control. If Mr. Whetsell is terminated without cause or voluntarily terminates with "good reason" within 24 months following a "Change in Control," he will receive the following benefits: (i) a lump sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year or if the term of the employment agreement is terminated in its initial year his target bonus for such year multiplied by (y) the greater of (A) three (3) and (B) a fraction the numerator of which is the number of days remaining in the Term of the employment agreement, without further extension and the denominator of which is 365; (ii) all unvested stock options held by the executive will immediately vest and be exercisable for the period of one (1) year thereafter and shares of restricted stock previously granted to the executive will become free from all contractual restrictions; and (iii) the continuance of certain benefits under the employment agreement, including, but not limited to, life and health insurance plans, or their equivalent for a period equal to the greater of two years or the remaining term of the employment agreement, without further extension. In the case of the other executives, they would each be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except their lump sum payment will only be two (2) times the sum of their then annual base salary plus bonus and the total payments would be limited to the amount which is deductible under section 280G of the Internal Revenue Code; but only if, by reason of such limitation, the net after tax benefit of the executive shall exceed the net after tax benefit if such limitation were not made.

  Change in Control Payments. In the case of Mr. Whetsell, in the event that any accelerated vesting of the executive's rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by the executive under section 4999 of the Internal Revenue Code, or any successor or other provision with respect to "excess parachute payments" within the meaning of section 280G(b) of the Internal Revenue Code, the Company will make a cash payment to the executive in the amount of such excise tax (the "Excise Tax Payment") and shall also make a cash payment to the executive in an amount equal to the total of federal, state and local income and excise taxes for which the executive may be liable on account of such Excise Tax Payment.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and, aligning the interest of executives with the long-term interests of the Company's stockholders.

  In the interest of balancing all key stockholder interests, the Compensation Committee believes that the compensation of the executive officers of the Company, along with the compensation of other officers, should be comprised of a combination of base salary, short-term annual incentive bonus under the employment agreements and long-term compensation. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term stockholder value in excess of other comparable organizations.

Base Salary

  In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers' base salaries with those paid to other executives in the hotel industry.

Incentive Bonus

  Pursuant to employment agreements, certain employees of the Company are eligible to receive cash bonuses upon fulfillment of predetermined corporate and individual goals. Each of the executive officers received bonuses for fiscal 1999 in accordance with the terms of his employment agreement. Full bonus payouts will be made only if the Company's performance goals are exceeded. Bonuses will not be available if minimum performance goals are not met.

Restricted Stock

  The Compensation Committee has approved of the grant by MeriStar Hospitality Corporation (the "REIT") of REIT common shares and partnership units in the REIT's subsidiary operating partnership ("OP Units") to officers and other key employees of the Company. In 1999, the Committee retained the services of an independent outside compensation consulting firm to conduct an executive compensation study to determine the competitiveness of its officer's total compensation package. As part of the study, the Committee approved of the grant by the REIT of restricted stock and OP Units which were granted on December 31, 1999 and in March 2000 (see the Executive Compensation table and, in particular, Note 2 to the table). The OP Units granted vest over three years and are subject to the achievement of certain performance-based criteria. The restricted stock granted vests over a three year period conditioned on continued employment.

Stock Options

  Stock options, stock appreciation rights and restricted shares are granted to officers and other key employees of the Company under the Incentive Plan as incentives to promote long-term growth and to increase stockholder value. The Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. During 1999, the Company granted certain executive officers options to purchase up to 375,000 shares of Common Stock at the fair market value as of the date of grant. Since the value of an option bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of stockholders, and is therefore an important element of the Company's compensation policy.

Chief Executive Officer Compensation

  Mr. Whetsell's compensation as Chairman of the Board and Chief Executive Officer of the Company for 1999 was $190,000 per year (Mr. Whetsell will also receive a base salary of $285,000 per year as an employee of MeriStar Hospitality Corporation), which is comparable to compensation for other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee. Mr. Whetsell's compensation for 2001 will be $190,000 per year (Mr. Whetsell will also receive a base salary of $285,000 per year as an employee of MeriStar Hospitality Corporation), which will continue to be comparable with other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee.

Tax Deductibility of Compensation

  Section 162(m) of the Code, generally limits the deductibility on the Company's tax return of compensation over $1 million to any of the officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discriminatory and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's officers with appropriate rewards for their performance. The Company did not pay any compensation during 1999 that would be subject to Section 162(m).

                                          The Compensation Committee

                                          Kent R. Hance
                                          James B. McCurry

                               PERFORMANCE GRAPH

  The following graph compares the cumulative annual return of the Common Stock since August 3, 1998, with the cumulative total return of the New York Stock Exchange Market Value Index ("NYSE Market Index") and the Company's peer group (the "Peer Group") index over the same period, assuming an initial investment of $100 on August 3, 1998, with all dividends reinvested. The Peer Group consists of Bristol Hotels & Resorts, Inc., Hilton Hotels Corporation, Marriott International Inc., Starwood Hotels & Resorts and Interstate Hotels Corporation. The Company believes that the Peer Group represents the Company's principal competitors in the hotel ownership and management segment of the hospitality industry. In addition, the Peer Group is comprised of publicly traded Companies whose market capitalizations and principal lines of business are comparable to those of the Company.


                     [PERFORMANCE CHART APPEARS HERE]

                         07/31/98      09/30/98      12/31/98      03/31/99
                         --------      --------      --------      --------
Meristar Hotels &
  Resorts, Inc.           $100.00       $ 91.67       $ 87.50       $ 91.67
Peer Group Index           100.00         72.07         74.63         79.70
NYSE Market Index          100.00         89.43        106.53        108.53

                         06/30/99      09/30/99      12/31/99
                         --------      --------      --------
Meristar Hotels &
  Resorts, Inc.           $114.58       $ 97.92       $118.75
Peer Group Index            86.11         68.83         68.36
NYSE Market Index          116.64        106.63        117.49


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ownership Interests in Certain Managed Hotels

  As of December 31, 1999, Mr. Whetsell and corporations owned by him own, directly or indirectly, minority equity interests in three hotels which the Company manages (the "Affiliated Hotels"). Mr. Whetsell exercises management control over the entities that own the above mentioned interests in the Affiliated Hotels. Except as described below, such interests were acquired prior to the formation of CapStar. For the year ended December 31, 1999, the Company received approximately $153,081 in management fees from the Affiliated Hotels.

Stock Ownership

  Daniel L. Doctoroff, a director of the Company, is a principal stockholder of Oak Hill Capital Partners, L.P. which is an affiliate of Keystone, Inc., a principal stockholder of the Company. See "Principal Stockholders."

Relationships among Officers and Directors

  Mr. Whetsell is an executive officer, director and security holder of MeriStar Hospitality Corporation, the owner of 108 hotels leased by the Company. Mr. Jorns is a director and stockholder of MeriStar Hospitality Corporation and of beverage corporations (the "Beverage Corporations") that sublease from the Company the portion of 24 hotels, which are leased and managed by the Company, where alcoholic beverages are sold.

Ownership of Holiday Inn in Madison, Wisconsin

  The 202-room Holiday Inn in Madison, Wisconsin managed by the Company was owned by a private partnership of which Mr. Jorns was a partner. This hotel was purchased by MeriStar Hospitality Corporation in January 1999 in an arms length transaction.

The Beverage Corporations

  In order to facilitate compliance with state and local liquor laws and regulations, the Company subleases those areas of certain hotels that comprise the restaurant and other areas where alcoholic beverages are served to the Beverage Corporations, 24 of which are wholly owned by Mr. Jorns. In accordance with the terms of certain sublease agreements, each Beverage Corporation is obligated to pay to the Company rent payments equal to 30% of each such corporation's annual gross revenues generated from the sale of food and beverages generated from such areas.

Purchase of Promissory Notes

  A partnership indirectly controlled by Mr. Whetsell sold promissory notes due from the owners of two properties managed by the Company to the Company on March 11, 1999 in exchange for $343,650 which represented the current balance due under the promissory notes. One of the promissory notes was paid in full to the Company during January 2000.

Sale of Partnership Units

  On December 31, 1999, the Company sold three partnership units in a partnership which owns a hotel managed by the Company to a partnership indirectly controlled by Mr. Whetsell. The three units were sold for $145,500 which was the fair market value of the units at the time of sale.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 12, 2000 by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director who is a stockholder, (iii) each of the Named Executive Officers, and
(iv) all directors and executive officers as a group.

                                                          SHARES BENEFICIALLY
                                                                 OWNED
                                                      --- --------------------
         NAME & ADDRESS OF BENEFICIAL OWNER                NUMBER   PERCENTAGE
         ----------------------------------           --- --------- ----------
Keystone, Inc.(1)....................................     6,515,696    20.5%
Franklin Resources, Inc.(2)..........................     2,104,500     6.6
Wellington Management Company, LLP(3)................     2,044,200     6.4
James A. Calder(4)...................................        40,568     *
Daniel L. Doctoroff(5)...............................     4,012,606    12.6
Kent R. Hance(6).....................................        22,950     *
Steven D. Jorns(7)...................................     1,157,264     3.5
S. Kirt Kinsell(6)...................................         2,500     *
David E. McCaslin(8).................................       238,062     *
James B McCurry(6)...................................         2,500     *
John E. Plunket(9)...................................       154,360     *
Paul W. Whetsell(10).................................       749,986     2.3
James R. Worms(6)....................................        42,737     *
Executive officers and directors as a group (10
 persons)............................................     6,423,533    19.2

--------
*  Represents less than 1% of the class.

(1) Beneficial ownership information is based on the Schedule 13D/A filed by Keystone, Inc., Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., Cherwell Investors, Inc., Group 31, Inc., MHX Investors, L.P., Arbor REIT, L.P., FW Hospitality, L.P., Capital Partnership, J. Taylor Crandall and Robert M. Bass (all located at 201 Main Street, Suite 3100, Fort Worth, Texas 76012) and MC Investment Corporation, Penobscot Partners, L.P., and PTJ Merchant Banking Partners, L.P. (all located at 65 E. 55th Street, New York, New York 10022), filed on February 2, 2000.
(2) Beneficial ownership information is based on Schedule 13A jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (all located at 777 Mariners Island Boulevard, San Mateo, California 94404), dated February 3, 2000.
(3) Beneficial ownership information is based on the Schedule 13G filed by Wellington Management Company, LLP (located at 75 State Street, Boston Massachusetts 02109), filed on February 14, 2000.
(4) Includes 34,168 shares of Common Stock that have vested under options granted.
(5) Includes 3,545,454 shares held by Oak Hill Capital Partners, L.P., 90,910 shares held by Oak Hill Management Partners, L.P., 61,912 shares held by Cherwell Investors, Inc. ("Cherwell"), 87,803 shares held by Penobscot Partners, L.P. ("Penobscot"), 116,666 shares held by PTJ Merchant Banking Partners, L.P. ("PTJ Merchant") and 14,154 shares held by Oak Hill Partners, Inc., as to which shares Mr. Doctoroff disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Doctoroff is Managing Director of Oak Hill Partners, Inc., the principal business of which is serving as an investment consultant to Oak Hill Capital Partners, L.P. and Acadia Partners, L.P., which is the sole shareholder of Cherwell. Mr. Doctoroff is also the Executive Vice President of PTJ, Inc., which is the managing general partner of PTJ Merchant. PTJ Merchant is the sole general partner of Penobscot. Mr. Doctoroff's beneficial holdings also include 17,500 shares of Common Stock that have vested under options granted.
(6) Includes 2,500 shares of Common Stock that have vested under options granted.
(7) Includes 1,073,930 OP Units held by Mr. Jorns and 83,334 shares of Common Stock that have vested under options granted.
(8) Includes 150,001 shares of Common Stock that have vested under options granted.
(9) Includes 90,464 shares of Common Stock that have vested under options granted.
(10) Includes (i) 216,667 shares of Common Stock that have vested under options granted and (ii) shares held by entities over which Mr. Whetsell has beneficial ownership within the meaning of Rule 13d-3.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) forms they file.

  Based on a review of the copies of the forms furnished to the Company or representations by reporting persons, all of the filing requirements applicable to its officers, directors and greater than 10% stockholders were met for fiscal year 1999 except for the Form 4s filed on (i) November 5, 1999 by Kent R. Hance, Steven D. Jorns, S. Kirk Kinsell, Joseph McCarthy, James McCurry and James R. Worms, (ii) April 10, 2000 by Messrs. Whetsell, McCaslin and Calder and (iii) April 12, 2000 by James R. Worms.

                                PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  At the Annual Meeting, the stockholders will vote on the ratification of the appointment of KPMG LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2000. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

  The Board of Directors recommends that you vote FOR the ratification of the appointment of the independent auditors.

                                 MISCELLANEOUS

Proxy Solicitation

  The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

Annual Report

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1999, is being forwarded to each stockholder with this Proxy Statement.

Stockholder's Proposals for Next Annual Meeting

  If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and wishes to have such proposal in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention: Christopher L. Bennett, Secretary, between 60 and 90 days before the Annual Meeting of Shareholders in 2001. In addition, any stockholder intending to present a proposal for consideration at the next Annual Meeting of Stockholders must also comply with certain provisions of the Company's current Certificate of Incorporation and By-Laws.

Other Matters

  The Board does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting of Stockholders. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting or any adjournment thereof and actually voted would be required with respect to any such other matter that is properly presented and brought to a stockholder vote.


                                          /s/ Christopher L. Bennett

                                          Christopher L. Bennett
                                          Secretary

April 12, 2000

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO CHRISTOPHER L. BENNETT, SECRETARY, MERISTAR HOTELS & RESORTS, INC., 1010 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20007.

                       MERISTAR HOTELS AND RESORTS, INC.
PROXY _____________________________________________________________________PROXY

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

   The undersigned hereby appoints Paul W. Whetsell, David E. McCaslin and Christopher L. Bennett, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of MeriStar Hotels & Resorts, Inc. (the "Company") held of record by the undersigned on April 11, 2000 at the Annual Meeting of Stockholders to be held on May 18, 2000 and any adjournments thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

   PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE

[X] Please mark votes as in this example.

(1)  Re-election of (i) S. Kirk Kinsell,       FOR            WITHHOLD VOTE
     David E. McCaslin and James B.        ALL NOMINEES      FOR ALL NOMINEES
     McCurry to serve two-year terms           [_]                 [_]
     expiring on the date of the Annual
     Meeting in 2002 and until their       (To withhold voting for any
     successors have been duly elected     individual nominee, strike through
     and qualified and (ii) Kent R.        the name of such nominee)
     Hance, Paul W. Whetsell and James
     R. Worms to serve three-year terms
     expiring on the date of the Annual
     Meeting in 2003 and until their
     successors have been duly elected
     and qualified.
(2)  Ratifying the appointment of KPMG
     LLP as independent auditors for the
     Company for the fiscal year ending
     December 31, 2000.
                                           FOR [_]   AGAINST [_]    ABSTAIN [_]
                                                    Please sign exactly as
                                                    name appears hereon. Joint
                                                    owners should each sign.
                                                    Executors, administrators,
                                                    trustees, guardians or
                                                    other fiduciaries should
                                                    give full title as such.
                                                    If signing for a
                                                    corporation, please sign
                                                    in full corporate name by
                                                    a duly authorized officer.




 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.
                                                    Dated:_______________, 2000


                                                    ___________________________
                                                            (SIGNATURE)
                                                    ___________________________
                                                            (SIGNATURE)